Exhibit 99.1

Foresight Energy LP Reports First Quarter 2017 Results

First Quarter 2017 Highlights:

•	Coal sales of $227.8 million on sales volumes of 5.3 million tons, each a nearly 40% increase from prior year period
•	Net loss attributable to limited partner units of $111.2 million or $(0.85) per unit, including a loss on early extinguishment of debt of $95.5 million or ($0.73) per unit
•	Adjusted EBITDA of $64.0 million
•	Cash flows from operations of $22.4 million
•	Completed $1.25 billion refinancing of prior credit facility and second lien debt

ST.  LOUIS, Missouri — (BUSINESS WIRE) — May 11, 2017 — Foresight Energy LP (“Foresight” or the “Partnership”) (NYSE: FELP) today reported financial and operating results for the first quarter of 2017.  Foresight generated quarterly coal sales revenues of $227.8 million on sales volumes of 5.3 million tons resulting in Adjusted EBITDA of $64.0 million, cash flows from operations of $22.4 million and a net loss attributable to limited partner units of $111.2 million, or $(0.85) per unit.  Results for the first quarter 2017 were negatively impacted by a loss on the early extinguishment of debt of $95.5 million related to the refinancing completed on March 28th.  Quarterly sales volumes increased 40% compared to the first quarter 2016 due in part to an increase in export tons sold during the first quarter 2017.  Cash costs per ton sold decreased to $22.80 despite two longwall moves at the operations during the first quarter 2017.

On March 28, 2017, Foresight completed the refinancing of certain of its previously outstanding debt.  As part of the transaction, Foresight issued $1.25 billion of new debt, consisting of a term loan of $825 million and $425 million in second lien notes.  The proceeds were used to retire the previously outstanding revolving credit facility, term loan and second lien notes.  The completed transaction also resulted in a new revolving credit facility with $158.5 million of capacity with no borrowings at close.  Concurrent with the refinancing transaction, Murray Energy exercised its option to acquire an additional 46% of the general partner of Foresight increasing its voting interest in the general partner to 80%.  For additional information on the refinancing transaction, please refer to the Form 8-K filed with the SEC on April 3, 2017.

“The first quarter was successful for Foresight as we realized significant year-over-year improvements in sales volumes, coal sales and production costs, as our operations continued to perform exceptionally well,” said Mr. Robert D. Moore, Chairman, President and Chief Executive Officer.  “We were able to take advantage of improved capital markets during the first quarter and successfully complete the refinancing of our indebtedness.  The new facilities extend maturities well into the future, lower our effective interest rate compared to the August 2016 restructuring, provides Foresight with adequate headroom under the new financial covenants, and, importantly, prevents massive dilution to the current unitholders by refinancing the former exchangeable notes prior to their maturity,” stated Mr. Moore.

As a result of its increased voting interest, Murray Energy had the option to apply pushdown accounting to Foresight’s standalone financial statements and elected to do so on the acquisition date.  Consequently, Foresight’s consolidated financial statements were adjusted to reflect the preliminary pushdown accounting adjustments.  The consolidated financial statements are presented in two distinct periods to indicate the application of two different bases of accounting between the periods presented.  The periods prior to the acquisition date are identified as “Predecessor” and the period after the acquisition date is identified as “Successor”.

Consolidated Financial Results

Quarter Ended March 31, 2017 Compared to Quarter Ended March 31, 2016

Coal sales totaled $227.8 million for the first quarter 2017 compared to $163.1 million for the first quarter 2016.  The increase in coal sales revenue from the prior year period was largely due to a 1.5 million ton increase in coal sales volumes principally driven by increased shipments into the export market during the current quarter.  During the first quarter 2017, Foresight shipped 24% of its coal into the export market compared to 14% during the prior year quarter.

Cost of coal produced was $117.8 million, or $22.80 per ton sold, for the first quarter 2017 compared to $89.2 million, or $23.86 per ton sold, for the same period of 2016.  The increase during the current year quarter was due to higher sales volumes offset by a reduction in Foresight’s cash cost per ton sold of $1.06 per ton.  The improvement in cash cost per ton sold was driven by increased production at the Williamson mine, which was impacted in the first quarter of 2016 by higher longwall-related costs.  Additionally, direct and indirect costs related to the Hillsboro combustion event were lower during the current year period.

Transportation costs increased $11.9 million, or $0.27 per ton sold, from the prior year period due to higher export sales volumes.  During the first quarter of 2017, Foresight shipped 24% of its sales volumes to the export market compared to 14% during the prior year period.  The increase in volumes and per ton costs was offset by $2.9 million of lower charges for shortfalls on minimum contractual rail and export terminal throughput requirements.

Related to the refinancing transaction completed on March 28, 2017, Foresight recorded $95.5 million of expense related to the early extinguishment of debt during the first quarter 2017, compared to $0.1 million of debt extinguishment costs and $9.7 million of debt restructuring costs during the year ago quarter.  During the first quarter 2017, Foresight also recorded $9.3 million of income related to updating the warrants issued during the August 2016 restructuring to fair value.  As the warrants were not in place during the prior year period, there was no income or expense during that period.

Interest expense for first quarter 2017 increased $10.4 million from the prior year period due primarily to higher interest costs resulting from the August 2016 debt restructuring as the Second Lien Notes and Second Lien PIK notes carried higher effective interest rates than the 2021 Senior Notes replaced at the time of the August 2016 restructuring.

Cash flows provided by operations totaled $22.4 million for first quarter 2017 and Foresight ended the quarter with $4.2 million in cash and $158.5 million of available capacity, net of outstanding letters of credit, under the revolving credit facility.  During the first quarter 2017, capital expenditures totaled $19.9 million, an increase of $14.9 million compared to the quarter ended March 31, 2016.  Capital spending in the prior year period was lower as a result of the timing of capital outlays related to the maintenance of Foresight’s operations.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws.  These statements contain words such as “possible,” “intend,” “will,” “if” and “expect” and can be impacted by numerous factors, including risks relating to the securities markets, the impact of adverse market conditions affecting business of the Partnership, adverse changes in laws including with respect to tax and regulatory matters and other risks.  There can be no assurance that actual results will not differ from those expected by management of the Partnership.  Known material factors that could cause actual results to differ from those in the forward-looking statements are described in Part I, “Item 1A.  Risk Factors” of the Partnership’s Annual Report on Form 10-K filed on March 1, 2017.  The Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware of, after the date hereof.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	the Partnership’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the Partnership’s ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

The Partnership defines Adjusted EBITDA as net income (loss) attributable to controlling interests before interest, income taxes, depreciation, depletion, amortization and accretion.  Adjusted EBITDA is also adjusted for equity-based compensation, losses/gains on commodity derivative contracts, settlements of derivative contracts, a change in the fair value of the warrant liability and material nonrecurring or other items which may not reflect the trend of future results.  As it relates to commodity derivative contracts, the Adjusted EBITDA calculation removes the total impact of derivative gains/losses on net income (loss) during the period and then adds/deducts to Adjusted EBITDA the amount of aggregate settlements during the period.

The Partnership believes the presentation of Adjusted EBITDA provides useful information to investors in assessing the Partnership’s financial condition and results of operations.  Adjusted EBITDA should not be considered an alternative to net (loss) income, operating income, or any other measure of financial performance presented in accordance with U.S. GAAP, nor should Adjusted EBITDA be considered an alternative to operating surplus, adjusted operating surplus or other definitions in the Partnership’s partnership agreement.  Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, of the items that affects net (loss) income.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the industry, and the Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, the utility of such a measure is diminished.  For a reconciliation of Adjusted EBITDA to net (loss) income attributable to controlling interests, please see the table below.

About Foresight Energy LP

Foresight is a leading producer and marketer of thermal coal controlling over 2 billion tons of coal reserves in the Illinois Basin. Foresight currently operates two longwall mining complexes with three longwall mining systems (Williamson (one longwall mining system) and Sugar Camp (two longwall mining systems)), one continuous mining operation (Macoupin) and the Sitran river terminal on the Ohio River. Foresight’s operations are strategically located near multiple rail and river transportation access points, providing transportation cost certainty and flexibility to direct shipments to the domestic and international markets.

Contact

Gary M.  Broadbent

Senior Corporate Counsel and

Director of Investor and Media Relations

740-338-3100

Investor.relations@foresight.com

Media@coalsource.com

Foresight Energy LP

Unaudited Condensed Consolidated Balance Sheets

	(Successor)	(Predecessor)
	March 31,	December 31,
	2017	2016
	(In Thousands)	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$4,235	$103,690
Accounts receivable	35,210	54,905
Due from affiliates	19,293	16,891
Financing receivables - affiliate	2,961	2,904
Inventories, net	49,539	43,052
Prepaid royalties	4,800	3,136
Deferred longwall costs	—	13,310
Coal derivative assets	2,576	7,650
Other prepaid expenses and current assets	17,901	21,443
Intangible contracts	39,822	—
Total current assets	176,337	266,981
Property, plant, equipment and development, net	2,607,144	1,318,937
Due from affiliates	947	1,843
Financing receivables - affiliate	66,473	67,235
Prepaid royalties	—	13,765
Other assets	2,270	20,250
Intangible contracts	10,928	—
Total assets	$2,864,099	$1,689,011
Liabilities and partners’ capital (deficit)
Current liabilities:
Current portion of long-term debt and capital lease obligations	$67,778	$368,993
Current portion of sale-leaseback financing arrangements	1,499	1,372
Accrued interest	4,839	29,760
Accounts payable	68,295	60,971
Accrued expenses and other current liabilities	38,165	43,592
Asset retirement obligations	8,167	7,273
Due to affiliates	9,253	20,904
Intangible contracts	23,640	—
Total current liabilities	221,636	532,865
Long-term debt and capital lease obligations	1,299,998	1,022,070
Sale-leaseback financing arrangements	190,169	190,497
Asset retirement obligations	37,438	37,644
Warrant liability	—	51,169
Other long-term liabilities	4,857	9,359
Intangible contracts	109,508	—
Total liabilities	1,863,606	1,843,604
Limited partners' capital (deficit):
Common unitholders (75,733 and 66,105 units outstanding as of March 31, 2017 and December 31, 2016, respectively)	596,469	100,628
Subordinated unitholders (64,955 units outstanding as of March 31, 2017 and December 31, 2016)	404,024	(255,221)
Total partners' capital (deficit)	1,000,493	(154,593)
Total liabilities and partners' capital (deficit)	$2,864,099	$1,689,011

Foresight Energy LP

Unaudited Condensed Consolidated Statements of Operations

	(Predecessor)
	Three Months Ended
	March 31,
	2017	2016
	(In Thousands, Except per Unit Data)
Revenues
Coal sales	$227,813	$163,097
Other revenues	2,581	2,988
Total revenues	230,394	166,085

Costs and expenses:
Cost of coal produced (excluding depreciation, depletion and amortization)	117,762	89,177
Cost of coal purchased	7,973	550
Transportation	37,726	25,798
Depreciation, depletion and amortization	39,298	36,417
Accretion on asset retirement obligations	710	844
Selling, general and administrative	6,554	5,719
Transition and reorganization costs	—	5,940
Loss on commodity derivative contracts	1,492	523
Other operating expense (income), net	451	(88)
Operating income	18,428	1,205
Other expenses:
Interest expense, net	43,380	32,995
Debt restructuring costs	—	9,710
Change in fair value of warrants	(9,278)	—
Loss on early extinguishment of debt	95,510	107
Net loss	(111,184)	(41,607)
Less: net income attributable to noncontrolling interests	—	97
Net loss attributable to controlling interests	(111,184)	(41,704)
Net loss attributable to predecessor	(111,184)	(41,704)
Net loss attributable to successor	$—	$—

Net loss available to limited partner units - basic and diluted:
Common unitholders	$(56,259)	$(20,890)
Subordinated unitholders	$(54,925)	$(20,814)

Net loss per limited partner unit - basic and diluted:
Common unitholders	$(0.85)	$(0.32)
Subordinated unitholders	$(0.85)	$(0.32)

Weighted average limited partner units outstanding - basic and diluted:
Common units	66,533	65,193
Subordinated units	64,955	64,955

Distributions declared per limited partner unit	$—	$—

Foresight Energy LP

Unaudited Condensed Consolidated Statements of Cash Flows

	(Predecessor)
	Three Months Ended
	March 31,
	2017	2016
	(In Thousands)
Cash flows from operating activities
Net loss	$(111,184)	$(41,607)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	39,298	36,417
Amortization of debt discount and deferred issuance costs	6,365	1,727
Equity-based compensation	318	3,992
Loss on commodity derivative contracts	1,492	523
Settlements of commodity derivative contracts	3,724	5,119
Realized gains on commodity derivative contracts included in investing activities	(3,520)	—
Transition and reorganization expenses paid by Foresight Reserves (affiliate)	—	2,000
Change in fair value of warrants	(9,278)	—
Debt extinguishment expense	95,510	107
Other	1,321	1,465
Changes in operating assets and liabilities:
Accounts receivable	19,695	16,902
Due from/to affiliates, net	(13,157)	13,064
Inventories	(917)	(10,237)
Prepaid expenses and other current assets	(2,375)	(4,247)
Prepaid royalties	(241)	891
Commodity derivative assets and liabilities	(532)	1,707
Accounts payable	7,324	(3,239)
Accrued interest	(9,803)	12,769
Accrued expenses and other current liabilities	(3,430)	(695)
Other	1,782	(2,436)
Net cash provided by operating activities	22,392	34,222
Cash flows from investing activities
Investment in property, plant, equipment and development	(19,908)	(5,040)
Return of investment on financing arrangements with Murray Energy (affiliate)	705	653
Settlement of certain coal derivatives	3,520	—
Proceeds from sale of property, plant and equipment	1,898	83
Net cash used in investing activities	(13,785)	(4,304)
Cash flows from financing activities
Net change in borrowings under revolving credit facility	(352,500)	—
Net change in borrowings under A/R securitization program	7,000	(19,800)
Proceeds from other long-term debt	1,234,438	—
Payments on other long-term debt and capital lease obligations	(970,721)	(11,097)
Proceeds from issuance of common units to Murray Energy (affiliate)	60,586	—
Debt extinguishment costs	(57,645)	—
Debt issuance costs paid	(27,328)	—
Other	(1,892)	(339)
Net cash used in financing activities	(108,062)	(31,236)
Net decrease in cash and cash equivalents	(99,455)	(1,318)
Cash and cash equivalents, beginning of period	103,690	17,538
Cash and cash equivalents, end of period	$4,235	$16,220

Supplemental disclosures of non-cash financing activities:
Non-cash capital contribution from Foresight Reserves LP (affiliate)	$—	$813
Reclassification of warrant liability to partners' capital	$41,888	$—

Reconciliation of U.S. GAAP Net Loss Attributable to Controlling Interests to Adjusted EBITDA:

	Three Months Ended
	March 31, 2017	March 31, 2016	December 31, 2016
	(In Thousands)
Net loss attributable to controlling interests (1)	$(111,184)	$(41,704)	$(85,012)
Interest expense, net	43,380	32,995	43,932
Depreciation, depletion and amortization	39,298	36,417	38,691
Long-lived asset impairments	—	—	74,575
Accretion on asset retirement obligations	710	844	844
Transition and reorganization costs (excluding amounts included in equity-based compensation below)	—	2,241	—
Equity-based compensation (2)	318	3,992	395
Loss on commodity derivative contracts	1,492	523	6,482
Settlements of commodity derivative contracts	3,724	5,119	(468)
Debt restructuring costs	—	9,710	119
Change in fair value of warrants	(9,278)	—	18,576
Loss (gain) on early extinguishment of debt	95,510	107	(90)
Adjusted EBITDA	$63,970	$50,244	$98,044

(1) - Included in net loss attributable to controlling interests during the three months ended December 31, 2016 was business interruption proceeds of $20.0 million, which was recorded in other operating income, net.

(2) - Includes equity-based compensation of $3,698 which was recorded in transition and reorganization costs in the statement of operations for the three months ended March 31, 2016.

Operating Metrics
	Three Months Ended
	March 31, 2017	March 31, 2016	December 31, 2016
	(In Thousands, Except Per Ton Data)
Produced tons sold	5,165	3,737	4,923
Purchased tons sold	118	17	256
Total tons sold	5,283	3,754	5,179

Tons produced	5,267	4,299	5,072

Coal sales realization per ton sold(1)	$43.12	$43.45	$48.46
Cash cost per ton sold(2)	$22.80	$23.86	$22.84
Netback to mine realization per ton sold(3)	$35.98	$36.57	$40.16

(1) - Coal sales realization per ton sold is defined as coal sales divided by total tons sold.
(2) - Cash cost per ton sold is defined as cost of coal produced (excluding depreciation, depletion and amortization) divided by produced tons sold.
(3) - Netback to mine realization per ton sold is defined as coal sales less transportation expense divided by tons sold.